Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1
Press Release

For Immediate Release

Numerex Reports Third Quarter 2013 Financial Results

•	Total net sales of $22.0 million, up 28% compared to the third quarter of 2012
•	Subscription-based recurring revenue increased 24% year-over-year
•	Total subscriptions up 31% to 2.3 million compared to the prior year

ATLANTA, GA November 6, 2013—Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions, today announced financial results for its third quarter ended September 30, 2013.

“The Company delivered a strong third quarter performance as a result of continued high demand for its products and services and the favorable impact of focused execution on delivery of managed M2M services through vertically-aligned business units,” stated Stratton Nicolaides, CEO and chairman of Numerex. “Our Integrated Services unit recorded substantial increases in revenue from both hardware and services, particularly module sales associated with advanced security systems and accompanying recurring services. Our Security Solutions group also posted an improved performance in the quarter resulting from an accelerated customer adoption of new fully-integrated services. In addition, our Supply Chain business unit gained traction from the commercialization of turn-key solutions by certain enterprise customers.” Additional financial highlights for the third quarter include:

•	Subscription and support revenue of $13.5 million up 22% compared to third quarter of last year;

•	Recurring revenue generated by subscriptions was up 24% compared to third quarter of last year; year-to-date recurring revenue growth is well within our full year growth guidance of 18% to 23%;

•
135,000 net new subscriptions added during the third quarter, bringing the cumulative base at the end of the quarter to 2.31 million, up from the 1.76 million reported at the end of third quarter last year, a growth rate of 31% and in-line with our full year guidance of 30% to 35%;

•	GAAP net income and GAAP income from continuing operations, net of income tax benefit, for the quarter were both $0.6 million, or $0.03 per diluted share;

•
Adjusted EBITDA margin (non-GAAP) was 11.5% for the third quarter, up substantially from 8.9% for the first half of the year, and 9.9% for the nine month period ended September 30, 2013. We affirm our guidance of 10% to 12% for the full year;

•	Adjusted EBITDA (non-GAAP) of $2.5 million, or $0.13 per diluted share, compared to $2.2 million, or $0.14 per diluted share, for the same period last year;

•	Total revenue for the third quarter of $22.0 million, up 28% compared to the third quarter of 2012;

•	Embedded devices and hardware revenue for the third quarter of $8.5 million, up 39% over the third quarter last year;

•	Net cash generated by operating activities of continuing operations was $3.3 million year-to-date.

Mr. Nicolaides continued, “Gross margins improved across the board during the quarter compared to the first half of the year. Also, investments made during the year in our M2M platforms supporting supply chain applications and other managed services are beginning to contribute to our performance. In addition, our opportunity funnel has significantly expanded with several projects initiated specifically for enterprise direct and channel partners. The combination of improved margins, the launch of new innovative products and services, and a healthy pipeline of opportunities bodes well for a strong finish to 2013 and for future growth. As a result, we affirm our full year guidance for growth in recurring revenues, Adjusted EBITDA (non-GAAP), and growth in our subscription base.”

Financial Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Measures*	2013	2012	2013	2012

Adjusted EBITDA ($ in millions)	$2.5	$2.2	$5.5	$5.8
Adjusted EBITDA as a percent of total revenue	11.5%	12.8%	9.9%	12.3%
Adjusted EBITDA per diluted share	$0.13	$0.14	$0.29	$0.36
Net new subscriptions (units)	135,000	121,000	423,000	310,000
Total subscriptions (units)	2,306,000	1,758,000	2,306,000	1,758,000

* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items

GAAP Measures

Subscription and support revenue ($ in millions)	$13.5	$11.1	$37.9	$31.4
Gross margin -- subscription and support revenue	58.3%	57.7%	56.4%	58.4%
Income from continuing operations, net
of income tax benefit ($ in millions)	$0.6	$5.7	$1.0	$6.7
Diluted EPS from continuing operations	$0.03	$0.35	$0.05	$0.42

Additional Third Quarter Financial Highlights:

•
Gross margin generated by subscription and support revenue in the third quarter of 2013 was 58.3% compared to 57.7% recorded in the same period in 2012. The increase in gross margin was primarily due to an internal realignment of personnel to focus on our key vertical markets beginning July 1, 2013 that resulted in recording certain personnel costs to operating expenses instead of cost of sales.

•	Total GAAP operating expenses for the third quarter of 2013 were $8.3 million compared to $6.1 million in the third quarter of 2012.
o
Sales and marketing expense was $2.6 million in the third quarter of 2013 compared to $2.0 million for the same period last year. The increase was primarily due to the addition of sales and marketing personnel to support   growth.

o	General and administrative expenses in the third quarter increased to $3.2 million as compared to $2.5 million in the third quarter of 2012. The increase includes higher non-cash compensation costs.
o
During the third quarter of 2013, engineering and development costs increased to $1.3 million from $0.8 million during the same period last year to support our growing customer base and to strengthen our service offerings.

o
Operating expenses include depreciation and amortization charges of $1.2 million and $0.8 million in the third quarters of 2013 and 2012, respectively.  The increase includes the amortization of additional internally developed software and, to a lesser extent, intangible assets from the two acquisitions completed in the fourth quarter of 2012 and the first quarter of 2013.

•
The Company reported GAAP income from continuing operations, net of income tax benefit, for the third quarter of 2013 of $0.6 million compared to $5.7 million for the same period in the prior year.  GAAP net income during the third quarter of 2012 included a $4.8 million tax benefit related to the release of the Company's valuation allowance against certain deferred tax assets.

•
Adjusted EBITDA for the third quarter of 2013 was $2.5 million or $0.13 per share based on 19.0 million diluted shares outstanding compared to $2.2 million or $0.14 per share based on 16.1 million diluted shares outstanding during the same period last year.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call.  You can also listen to a replay of the call by dialing (855) 859-2056 or (404) 537-3406 if outside the U.S. and Canada and entering code number 89424562.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions.  The Company provides its technology and services through its integrated M2M horizontal platforms which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenue; the risks that a substantial portion of our revenue are derived from contracts that may be terminated at any time; the risks that our strategic suppliers materially change or disrupt flow of products and/or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new machine-to-machine (M2M) products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships and/or wireless network operators will not yield substantial revenue; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex's SEC reports identify additional factors that can affect forward-looking statements.

-continued-

NUMEREX CORP AND SUBSIDIARIES
UNAUDITED CONSDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Change		Nine Months Ended		Change
	September 30,		Q3'13 v Q3'12		September 30,		Q3'13 v Q3'12
	2013	2012	$	%	2013	2012	$	%
Net sales
Subscription and support revenue	$13,482	$11,078	$2,404	21.7%	$37,932	$31,426	$6,506	20.7%
Embedded devices and hardware	8,469	6,100	2,369	38.8%	17,727	15,807	1,920	12.1%
Total net sales	21,951	17,178	4,773	27.8%	55,659	47,233	8,426	17.8%
Cost of sales, exclusive of depreciation
and amortization shown below:
Subscription and support revenue	5,622	4,687	935	19.9%	16,531	13,076	3,455	26.4%
Embedded devices and hardware	7,348	5,403	1,945	36.0%	16,575	13,495	3,080	22.8%
Gross profit	8,981	7,088	1,893	26.7%	22,553	20,662	1,891	9.2%
	40.9%	41.3%			40.5%	43.7%
Operating expense
Sales and marketing	2,636	2,032	604	29.7%	6,907	6,248	659	10.5%
General and administrative	3,174	2,498	676	27.1%	9,828	7,562	2,266	30.0%
Engineering and development	1,317	792	525	66.3%	3,626	2,401	1,225	51.0%
Depreciation and amortization	1,209	804	405	50.4%	3,485	2,361	1,124	47.6%
Operating income (loss)	645	962	(317)	-33.0%	(1,293)	2,090	(3,383)	-161.9%
Interest expense	75	57	18	31.6%	220	204	16	7.8%
Other expense (income), net	30	(4)	34	nm*	25	1	24	nm*
Income (loss) from continuing
operations before income taxes	540	909	(369)	-40.6%	(1,538)	1,885	(3,423)	-181.6%
Income tax benefit	(35)	(4,786)	4,751	-99.3%	(2,549)	(4,775)	2,226	-46.6%
Income from continuing operations,
net of income tax benefit	575	5,695	(5,120)	-89.9%	1,011	6,660	(5,649)	-84.8%
Income (loss) from discontinued
operations, net of income taxes	-	(159)	159	-100.0%	(1,437)	(106)	(1,331)	nm*
Net income (loss)	$575	$5,536	$(4,961)	-89.6%	$(426)	$6,554	$(6,980)	-106.5%

Basic earnings (loss) per share:
Income from continuing operations	$0.03	$0.37			$0.06	$0.43
Income (loss) from discontinued operations	0.00	(0.01)			(0.08)	(0.00)
Net income (loss)	$0.03	$0.36			$(0.02)	$0.43

Diluted earnings (loss) per share:
Income from continuing operations	$0.03	$0.35			$0.05	$0.42
Income (loss) from discontinued operations	0.00	(0.01)			(0.07)	(0.01)
Net income (loss)	$0.03	$0.34			$(0.02)	$0.41

Weighted average shares outstanding used in
computing earnings (loss) per share:
Basic	18,565	15,487			18,193	15,357
Diluted	19,014	16,061			18,746	15,939
_______________
* Not meaningful

NUMEREX CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,817	$4,948
Accounts receivable, less allowance for doubtful accounts of $732 and $367	9,377	8,466
Financing receivables, current	939	512
Inventory, net of reserve for obsolescence of $1,036 and $332	7,759	7,363
Prepaid expense and other current assets	1,775	1,464
Assets of discontinued operations	1,130	2,284
TOTAL CURRENT ASSETS	46,797	25,037

Property and equipment, net of accumulated depreciation and amortization of
$1,750 and $1,184	2,543	2,449
Software, net of accumulated amortization of $3,060 and $1,815	6,337	4,499
Other intangibles, net of accumulated amortization of $12,771 and $11,679	5,131	6,154
Financing receivables, non-current	2,562	1,329
Deferred tax assets	7,045	4,572
Goodwill	25,418	25,418
Other assets, non-current	2,524	2,689
TOTAL ASSETS	$98,357	$72,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,919	$7,673
Accrued expense and other current liabilities	1,648	685
Current portion of long-term debt	686	2,286
Deferred revenues	2,799	1,823
Obligations under capital leases	285	-
Liabilities of discontinued operations	354	188
TOTAL CURRENT LIABILITIES	13,691	12,655

Notes payable, non-current	633	6,008
Obligations under capital leases, non-current	233	-
Other non-current liabilities	1,290	679
TOTAL LIABILITIES	15,847	19,342

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; authorized 30,000; 19,857 and 17,171
issued; 18,616 and 15,609 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in-capital	95,319	68,072
Treasury stock, at cost, 1,241 and 1,562 shares	(5,239)	(8,136)
Accumulated other comprehensive loss	(21)	(8)
Accumulated deficit	(7,549)	(7,123)
TOTAL STOCKHOLDERS' EQUITY	82,510	52,805
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$98,357	$72,147

NUMEREX CORP. AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (GAAP), we have provided EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share, financial measures that are not prepared in accordance with GAAP (non-GAAP). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA is income from continuing operations, net of income tax benefit. The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA per diluted share is diluted earnings per share from continuing operations.

•
EBITDA is income from continuing operations, net of income tax benefit,  plus depreciation and amortization, interest and other non-operating expense and income tax expense. Any other non-operating income and income tax benefit is subtracted from income from continuing operations, net of income tax benefit.

•	Adjusted EBITDA is EBITDA less non-cash stock-based compensation and infrequent or unusual items further described below.
•	EBITDA and Adjusted EBITDA per diluted share is EBITDA and Adjusted EBITDA divided by weighted average diluted shares outstanding.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are provided below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing normalized income from continuing operations, excluding the effect of stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items, consisting of temporarily higher carrier fees, professional service fees incurred in response to and in remediation of internal control weaknesses, acquisition-related expenses, costs related to the realignment of our executive team, and asset write-downs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.
We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAX BENEFIT,
TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013		2012
Income from continuing operations, net of income tax benefit (GAAP)	$575	$5,695		$1,011	$6,660
Depreciation and amortization	1,280	896		3,716	2,624
Interest expense and other non-operating expense, net	105	53		245	205
Income tax benefit	(35)	(4,786)		(2,549)	(4,775)
EBITDA (non-GAAP)	1,925	1,858		2,423	4,714
Non-cash compensation	589	336		1,323	1,083
Infrequent or unusual items	-	-		1,775	-
Adjusted EBITDA (non-GAAP)	$2,514	$2,194		$5,521	$5,797

Income from continuing operations, net of income tax benefit, per diluted share (GAAP)	$0.03	$0.35	S	0.05	$0.42
EBITDA per diluted share (non-GAAP)	0.10	0.12		0.13	0.30
Adjusted EBITDA per diluted share (non-GAAP)	0.13	0.14		0.29	0.36

Weighted average shares outstanding in computing diluted earnings per share	19,014	16,061		18,746	15,939

Infrequent or unusual items include temporarily higher carrier fees; professional services fees incurred in response to and in remediation of internal control weaknesses, acquisition-related expenses, costs related to the realignment of our executive team and asset write-downs.
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